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                                                                    EXHIBIT 10.3
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                           ENTRUST TECHNOLOGIES INC.

                        Directors and Executive Officers

                      Nonstatutory Stock Option Agreement
        Granted Under the Amended and Restated 1996 Stock Incentive Plan
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1.  Grant of Option.
    ---------------

    This agreement evidences the grant by Entrust Technologies Inc., a Maryland corporation (the "Company"), on April 22, 2001 (the "Grant Date") to F. William Conner, President and Chief Executive Officer of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's Amended and Restated 1996 Stock Incentive Plan, as amended (the "Plan"), a total of 2,000,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") at $6.87 per Share (the "Option Price"). Unless earlier terminated, this option shall expire on the tenth anniversary of the date of grant (the "Final Exercise Date"). It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.  Vesting Schedule.
    ----------------

    (a) Regular Vesting.  This option shall vest as follows:
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        (i)   1,100,000 Shares immediately upon the Grant Date;

        (ii) 250,000 Shares upon the Participant's completion of one year of employment with the Company;

        (iii) 250,000 Shares upon the Participant's completion of two years of employment with the Company; and

        (iv) 400,000 Shares at a rate of 1/12th of such amount upon each complete month of continued employment following the first anniversary of the Grant Date.

This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

    (b) Exercise in Part.  The right of exercise shall be cumulative so that if
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the option is not exercised to the maximum extent permissible, it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested which were not so purchased, at any time prior to the Final Exercise Date or the earlier termination of this option.
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     (c) Accelerated Vesting.  Upon the occurrence of an Acquisition Event (as
         -------------------
defined below), or upon termination of the Participant's employment by the Company for any reason other than for Cause (as defined in the Employment Agreement dated April 22, 2001 between the Company and the Participant (the "Employment Agreement")) within 120 days before either an Acquisition Event or the announcement of an Acquisition Event, the vesting schedule described in
Section 2(a) hereof shall be accelerated so that all of the Shares that would otherwise have first become exercisable on any vesting date scheduled to occur on or after the date of such Acquisition Event shall become vested immediately prior to such Acquisition Event.

     Notwithstanding anything to the contrary in the Plan, an "Acquisition Event" shall mean:

     (i) any merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 70% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

     (ii)  any sale of all or substantially all of the assets of the Company;

     (iii) the complete liquidation of the Company; or

     (iv) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities (other than through an acquisition of securities directly from the Company) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, Nortel Networks.com, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

3.  Exercise of Option.
    ------------------

    (a)  Form of Exercise.
         ----------------

         (i) Subject to Sections 3(a)(ii) and (iii) below, each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement and payment in full, by cashier's or certified check payable to the order of the Company, of the exercise price and required tax withholding.

         (ii) In lieu of exercising this option for cash pursuant to the immediately preceding clause, the Participant may, subject to the discretion of the Company's Board of Directors (or the Compensation Committee of the Company's Board of Directors), which approval shall not be required if the Company's Common Stock is not listed on the Nasdaq Stock Market ("Nasdaq") or any other exchange at the time of the proposed exercise, elect to receive Shares equal to the value of this option (or the portion thereof being canceled) by

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     surrender of this option at the principal office of the Company and specifications of such election on the Notice of Election, in which event the Company shall issue to the Participant a number of Shares computed using the following formula:


X = Y(A-B-C)
    --------
       A

Where   X       =       the number of Shares to be issued to the Participant.

        Y       =       the number of Shares for whichthis option is then being
                        exercised.

        A       =       the fair market value of one share of the Company's
                        Common Stock.

        B       =       the Option Price (as adjusted to the date of such
                        calculation).

        C       =       the applicable per Share tax incurred by the Participant
                        by reason of such exercise, computed in the manner set forth in Section 3(a) of the Employment Agreement.

        (iii) The Participant may pay for shares of the Company's Common Stock purchased upon exercise of this option by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding, or (C) when the Company's Common Stock is registered under the Securities Exchange Act of 1934, as amended, delivery of shares of the Company's Common Stock owned by the Executive valued at their fair market value (as defined below), provided
     (A) such method of payment is then permitted under applicable law and (B) such shares, if acquired directly from the Company, were owned by the Executive at least six months prior to such delivery;

        (iv) For purposes of this Section 3, the fair market value of the Company's Common Stock shall mean: (A) when the Company's Common Stock is listed on Nasdaq or any other exchange, the closing sale price of the Company's Common Stock quoted on Nasdaq or any other exchange, whichever is applicable, as published in The Wall Street Journal for the day on which
                                 -----------------------
     the option is exercised and (B) when the Company's Common Stock is not listed on Nasdaq or any other exchange, the fair market value of the Company's Common Stock as determined by the Company's Board of Directors (or Compensation Committee of the Company's Board of Directors) in good faith.

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     The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (b) Continuous Relationship with the Company Required. Except as otherwise
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provided herein, this option may not be exercised unless the Participant, at the time he exercises this option, is, and has been at all times since the Grant Date, the President and Chief Executive Officer of the Company.

         (c) Termination by the Company Without Cause or by the Participant With
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Good Reason. If, prior to the Final Exercise Date, the Company terminates the
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Participant's employment other than for Cause (as defined in the Employment
Agreement), death or disability, or the Participant terminates his employment for Good Reason (as defined in the Employment Agreement), the vesting schedule described in Section 2(a) hereof shall be accelerated such that this option shall immediately vest with respect to the additional Shares that would have vested had the Participant been employed by the Company during the one-year period commencing on such termination date; provided, however, that if such termination occurs after the first 24 months of the Participant's employment with the Company, such vesting schedule shall be further accelerated such that this option shall immediately vest with respect to the additional Shares that would have vested had the Participant been employed by the Company during the period extending from the 13th month following such termination date through and including the 18th month following such termination date. This option, to the extent vested as described in this Section 3(c), shall remain exercisable for 180 days following the date on which the Participant 's employment with the Company ceases (but in no event after the Final Exercise Date).

  (d) Termination Upon Death or Disability.  If, prior to the Final Exercise
      ------------------------------------
Date, the Participant 's employment with the Company is terminated due to his death or disability (as described in Section 4(c) of the Employment Agreement),
(i) the Shares referred to in Sections 2(a)(ii) and 2(a)(iii) hereof shall immediately vest to the extent not previously vested and (ii) this option shall immediately vest with respect to the additional Shares referred to in Section 2(a)(iv) hereof that would have vested had the Participant been employed by the Company during the one-year period commencing on his death or disability, as the case may be. This option, to the extent vested, shall be exercisable by the Participant or his estate, for twelve months following his death or disability (but in no event after the Final Exercise Date).

  (e) Termination by the Company for Cause or by the Participant Without Good
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Reason.  If, prior to the Final Exercise Date, the Company terminates the
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Participant's employment for Cause (as defined in the Employment Agreement), or the Participant terminates his employment with the Company without Good Reason (as defined in the Employment Agreement), the right to exercise this option shall terminate on the date on which the Participant's employment with the Company ceases.

4.  Withholding.
    -----------

  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of,

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any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.  Nontransferability of Option.
    ----------------------------

    This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.  Provisions of the Plan.
    ----------------------

    Except where explicitly stated otherwise, this option is subject to the provisions of the Plan, a copy of which has been furnished to the Participant.

                                     *****

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  IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.


                                    ENTRUST TECHNOLOGIES INC.


                                    By:  /s/ James A Thomson
                                         -------------------
                                    Name:  James A Thomson
                                           -----------------
                                    Title:  Chairman
                                            ----------------



PARTICIPANT'S ACCEPTANCE

  The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's Amended and Restated 1996 Stock Incentive Plan, as amended.


PARTICIPANT:


_____________________________
Signature

/s/ F. William Conner
---------------------
F. William Conner

Address:  6130 Tulip Lane
          Dallas, Texas 75230

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